As filed with the Securities and Exchange Commission on September 23, 2003
                        Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                   Delaware                               51-0317849
        -------------------------------                ----------------
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                Identification No.)


                              311 Enterprise Drive
                          Plainsboro, New Jersey 08536
                                 (609) 275-0500

                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                    Integra LifeSciences Holdings Corporation
                           2003 Equity Incentive Plan
                            (Full title of the plan)


           John B. Henneman, III                           COPY TO:
        Executive Vice President,                      Michael D. Levin
Chief Administrative Officer and Secretary           Latham & Watkins LLP
 Integra LifeSciences Holdings Corporation    233 South Wacker Drive, Suite 5800
           311 Enterprise Drive                     Chicago, Illinois 60606
       Plainsboro, New Jersey 08536                     (312) 876-7700
              (609) 275-0500
   (Name, address and telephone number,
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                Proposed maximum   Proposed maximum     Amount of
  Title of Securities            Amount to be    offering price        aggregate      registration
    to be registered             registered(1)    per share(2)     offering price(2)      fee
---------------------------------------------------------------------------------------------------
Common Stock ($0.01 par value)  2,500,000 shares    $ 28.90          $ 72,250,000      $ 5,845.03

---------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common stock on the Nasdaq National Market on September 16, 2003

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be filed as part of this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

               The following documents which have been filed by Integra LifeSciences Holdings Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

               (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 21, 2003;

               (b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003, filed with the Commission on May 15, 2003 and August 14, 2003, respectively;

               (c) the Company's Current Reports on Form 8-K filed with the Commission on March 25, 2003, June 18, 2003, June 27, 2003 and September 22, 2003;

               (d) all other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Company's fiscal year ended December 31, 2002; and

               (e) the description of the Company's common stock (the "Common Stock") contained in the Company's Registration Statement on Form S-3/A
(Registration No. 333-62176), which became effective on August 7, 2001, including any amendments or reports filed for the purpose of updating such description.

               All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

               For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.


Item 6.  Indemnification of Directors and Officers.

               Officers and directors of the Company are covered by certain provisions of the Delaware General Corporation Law (the "DGCL") and the Company's charter, bylaws and insurance policies which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities. These various provisions are described below.

               ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability: (1) for any breach of the director's duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

               INDEMNIFICATION  AND INSURANCE.  As a Delaware  corporation,  the
Company has the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to the Company's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of the Company, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of the Company's directors and officers to the full extent provided by Delaware corporation law. In addition, the Company has entered into indemnification agreements with its directors and officers which generally provide for mandatory indemnification under circumstances for which indemnification would otherwise be discretionary under Delaware law.

               The Company intends to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or obligation to indemnify him against such liability under the provisions of the bylaws.

Item 7.  Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

4 Form of 2003 Equity Incentive Plan (incorporated by reference to Appendix A to Company's Proxy Statement pursuant to Section 14(a) of the Exchanged Act, filed with the Commission on April 17, 2003)

5         Opinion of Latham & Watkins LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Latham & Watkins  LLP  (included  in its  opinion  filed as
          Exhibit 5 hereto)

24        Powers of Attorney (see signature page to this Registration Statement)


Item 9.  Undertakings

     1.   Undertakings Required by Regulation S-K Item 512(a)

          The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     2.   Undertakings Required by Regulation S-K Item 512(b).

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   Undertakings Required by Regulation S-K Item 512(h).

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro, State of New Jersey, on date set forth below.


                                Integra LifeSciences Holdings Corporation


                                By: /s/ David B. Holtz
                                   -------------------------
                                    David B. Holtz
                                    Senior Vice President, Finance and Treasurer
Date:  September 23, 2003

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stuart M. Essig, John B. Henneman, III and David B. Holtz and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement to which this power of attorney is attached (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons on September 23, 2003 in the capacities indicated.

SIGNATURE                                            TITLE

 /s/ Stuart M. Essig
------------------------
Stuart M. Essig, Ph.D            President, Chief Executive Officer and Director
                                (Principal Executive Officer)

 /s/ David B. Holtz
------------------------
David B. Holtz                  Senior Vice President, Finance and Treasurer
                                (Principal Financial and Accounting Officer)

SIGNATURE                                            TITLE

 /s/ Richard E. Caruso
------------------------
Richard E. Caruso, Ph.D         Chairman of the Board of Directors


 /s/ Keith Bradley
------------------------
Keith Bradley, Ph.D             Director


 /s/ David Auth
------------------------
David Auth                      Director


 /s/ Neal Moszkowski
------------------------
Neal Moszkowski                 Director


 /s/ James M. Sullivan
------------------------
James M. Sullivan               Director